Exhibit 10.4

EXECUTION COPY

SERVICING AGREEMENT

among

JAMAICA DIVERSIFIED PAYMENT RIGHTS COMPANY,

NATIONAL COMMERCIAL BANK JAMAICA LIMITED,

individually and as the Servicer,

and

THE BANK OF NEW YORK,

as Indenture Trustee

Dated as of March 22, 2006

EXHIBITS

Exhibit A	Form of Monthly Report
Exhibit B	Form of Quarterly Report
Exhibit C	Form of Servicer’s Certificate
Exhibit D	Form of Required Amount Calculation Report

i

SERVICING AGREEMENT, dated as of March 22, 2006, among JAMAICA DIVERSIFIED PAYMENT RIGHTS COMPANY, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “SPC”), NATIONAL COMMERCIAL BANK JAMAICA LIMITED, a banking institution organized under the laws of Jamaica (with its successors, the “Bank,” and, in its capacity as servicer hereunder, the “Servicer”), and THE BANK OF NEW YORK, as indenture trustee under the Indenture referred to below (in such capacity, the “Indenture Trustee”).

WITNESSETH:

WHEREAS, pursuant to the Origination Agreement, dated as of the date hereof, (the “Origination Agreement”), between the Bank and the SPC, the Bank has agreed to Sell to the SPC on the Closing Date by its execution and delivery of the Deed of Assignment, and the SPC has agreed to purchase on such date, all of the Bank’s right, title and interest in and to (but none of the Bank’s obligations under) all of the Purchased Diversified Payment Rights and Related Assets, whether existing on or generated after the Closing Date through and including the Sale Termination Date;

WHEREAS, the SPC is concurrently herewith entering into an Indenture, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), with the Indenture Trustee, pursuant to which the SPC may issue Notes from time to time the proceeds of which will (with certain other consideration) be used to make payments to the Bank for the purchase of the Purchased Diversified Payment Rights;

WHEREAS, pursuant to the Indenture and the Series 2006-1 Indenture Supplement, dated as of the date hereof, between the SPC and the Indenture Trustee, the Series 2006-1 Notes will be issued on the Closing Date;

WHEREAS, pursuant to the Indenture, the SPC grants to the Indenture Trustee a security interest in all of the SPC’s right, title and interest in, to and under, among other things, all of the Purchased Diversified Payment Rights; and

WHEREAS, in order to collect the amounts due to the SPC in respect of the Purchased Diversified Payment Rights, the parties hereto wish to enter into this Agreement providing for, among other things, the servicing, administration and collection of the Purchased Diversified Payment Rights by the Servicer.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Defined Terms. As used in this Agreement, terms defined in the Origination Agreement and not otherwise defined herein shall have the meanings ascribed to them in (including by reference in) the Origination Agreement, and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Agreement” shall mean this Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Applicable Currency” shall have the meaning specified in Section 5.1(b).

“Bank” shall have the meaning specified in the preamble to this Agreement.

“Expected Final Payment Date” shall have, with respect to each Series, the meaning specified in the applicable Indenture Supplement.

“Indenture” shall have the meaning specified in the recitals to this Agreement.

“Indenture Trustee” shall have the meaning specified in the preamble to this Agreement.

“Interest Rate” shall have, with respect to each Series, the meaning specified in the applicable Indenture Supplement.

“Judgment Currency” shall have the meaning specified in Section 5.1(b).

“Monthly Report” shall mean have the meaning specified in Section 3.2(a).

“Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, which counsel may be an employee of the SPC or the Servicer or other counsel satisfactory to the Indenture Trustee (acting at the direction of each Controlling Party).

“Origination Agreement” shall have the meaning specified in the recitals to this Agreement.

“Quarterly Period” shall mean (a) with respect to the first Payment Date, the period commencing on the Closing Date and ending on the last day of the calendar month immediately preceding the first Payment Date and (b) with respect to each originally scheduled Payment Date (that is, the 15th day of each March, June, September and December) thereafter, the three calendar months immediately preceding the month in which such Payment Date occurs.

“Quarterly Report” shall mean have the meaning specified in Section 3.2(b).

“Required Amount Calculation Report” shall mean a report substantially in the form of Exhibit D.

“Servicer” shall have the meaning specified in the preamble to this Agreement.

“Servicer Default” shall have the meaning specified in Section 4.1.

“Servicer’s Certificate” shall have the meaning specified in Section 3.2(a).

“Servicer Termination” shall have the meaning specified in Section 4.2.

“Servicing Fee” shall have the meaning specified in Section 3.1(a).

“Servicing Report” shall have the meaning specified in Section 2.2(c).

“SPC” shall have the meaning specified in the preamble to this Agreement.

“Trust Accounts” shall mean the Concentration Accounts, the Collateral Account, the Series Accounts, the Coverage Reserve Account, any Reserve Account and any other accounts established for the benefit of the SPC, the Indenture Trustee, any Enhancer or any Investor(s) pursuant to the Indenture or any other Transaction Document, each of which (other than the Concentration Accounts) shall be an Eligible Account.

SECTION 1.2 Rules of Construction. (a) Words of the masculine, feminine or neuter gender shall be deemed and construed to include correlative words of the other genders.

(b) References herein to specific Persons include their legal successors (or their successors fulfilling the function specified herein) and permitted assigns, and references herein to specific laws, agreements and contracts include references to such laws, agreements and contracts as amended, supplemented or otherwise modified from time to time, to the extent herein and therein permitted.

(c) References herein to Sections, subsections, Articles and Exhibits are to this Agreement unless otherwise specified and references to “hereof,” “herein” or “hereto” are to this Agreement as a whole and not any particular Section hereof.

(d) The word “including” (and words of similar effect) shall not be exclusive and shall mean “including (without limitation).”

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 2.1 Representations and Warranties of the Servicer. The Servicer hereby represents and warrants, on the Closing Date and each Issuance Date and, if not the original Servicer, on the date on which it becomes the Servicer, that:

(a) Corporate Existence and Power. It is duly organized and in good standing in its jurisdiction of incorporation and in each other jurisdiction in which its business is conducted and has full power and authority, and all governmental licenses, authorizations, consents and approvals (including all necessary banking and foreign exchange licenses), to: (i) execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder and (ii) own its properties and otherwise carry on its business (including servicing the Diversified Payment Rights) as it is now conducted, in each case except where any failure thereof could not reasonably be expected to, alone or in the aggregate, have a Material Adverse Effect.

(b) Authorization; Governmental Approvals; Contravention. Its execution and delivery of the Transaction Documents to which it is a party, and its performance thereunder: (i) have been duly authorized by all necessary corporate (or similar) action (including any necessary shareholder action), (ii) require no action by or in respect of, or filing with, any Governmental Authority, except such as have been taken or made on or before the Closing Date (or such Issuance Date or other date of making of this representation), (iii) will not contravene any Applicable Law except to the extent that the failure to comply therewith is not reasonably likely to have a Material Adverse Effect, (iv) will not contravene or constitute a default under any Contractual Obligation, judgment, injunction, order or decree binding upon it except to the extent that the failure to comply therewith is not reasonably likely to have a Material Adverse Effect, and (v) will not result in the creation or imposition of any Lien on any of its properties or revenues.

(c) Enforceability. Each of the Transaction Documents to which it is a party has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(d) Compliance with Law. It is in compliance with all Applicable Laws and Contractual Obligations except to the extent that the failure to comply therewith is not reasonably likely to have a Material Adverse Effect.

(e) No Servicer Default. There exists (i) no Servicer Default and (ii) no event that would be a Servicer Default with the expiration of any applicable grace period, the delivery of notice or both.

(f) No Material Litigation. There is no litigation, arbitration, tax or labor claim or other similar action or proceeding of or before any arbitrator or Governmental Authority pending or (to its knowledge) threatened against it or against any of its properties or revenues that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

(g) Sovereign Immunity. It is subject to civil and commercial law with respect to its obligations under the Transaction Documents, and its execution, delivery and performance of and under the Transaction Documents constitute private and commercial acts rather than public or governmental acts. Neither it nor any of its properties or revenues have any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to any obligations under the Transaction Documents.

SECTION 2.2 Covenants of the Servicer. (a) The Servicer shall, at its own expense, process and supervise the processing of the Purchased Diversified Payment Rights in accordance with the Transaction Documents, including to hold in trust and deposit (or cause to be deposited) all Collections into the Collateral Account or a Concentration Account as promptly as reasonably practical (and in any event no later than one Business Day after such Collections are received by it) or if pursuant to the Transaction Documents, Collections are then being sent to the SPC (or at the direction of the Servicer) such Collections shall be held by it on behalf of the SPC and applied by it on behalf of the SPC as required by the Transaction Documents (including to make payments under the Originator Note). Notwithstanding anything else herein to the contrary, and except during the existence of a Default or an Early Amortization Event, at any time during which National Commercial Bank Jamaica Limited is the Servicer and the Indenture Trustee has delivered a Change Notice that is in full force and effect pursuant to Section 3.2(c) of the Indenture, the Servicer (if National Commercial Bank Jamaica Limited) may retain all such Collections as payments under the Originator Note.

(b) The Servicer shall, at its own expense (i) administer the Purchased Diversified Payment Rights in accordance with Applicable Law and its customary servicing procedures, including approval authorizations, accounting and recording of Collections, notices, and responding to customer inquiries, and (ii) use reasonable care, applying its customary standards, policies and procedures, in administering the Purchased Diversified Payment Rights and related reporting and shall maintain such accurate and complete accounting records in relation to the administration of the Purchased Diversified Payment Rights in order to provide the Indenture Trustee with Servicing Reports and to provide the Bank’s head office with such reports, electronically or otherwise, as are necessary to enable the Bank to make (or arrange for the making of) the appropriate payments to the applicable DPR Payees.

(c) The Servicer shall, at its own expense, deliver (or cause to be delivered) (i) not later than the 15th calendar day of (i) each calendar month, commencing in April 2006, a Monthly Report with respect to the preceding calendar month and (ii) the calendar month following the end of each Quarterly Period, a Quarterly Report with respect to the preceding Quarterly Period, in each case that contains the applicable information for such calendar month or Quarterly Period, as applicable, and such other information as the Indenture Trustee (and any other Trustee) shall reasonably request for the preparation of each account statement; provided that if such day is not a Business Day, any Servicing Report shall be delivered by the next Business Day. Each Monthly Report, together with each Quarterly Report, shall be referred to as the “Servicing Reports” with respect to the Diversified Payment Rights.

(d) The Servicer shall, at any time during its normal business hours, upon at least five days’ prior written notice (except during the existence of a Servicer Default or Early Amortization Event, no more than twice per calendar year and at the cost and expense of the Person(s) conducting such audit), permit the SPC, the Indenture Trustee, any Enhancer and/or any Rating Agency rating any Series (or their respective agents) to conduct an audit of the Servicer’s books, records and systems relating to the Diversified Payment Rights (except that during the existence of a Servicer Default or Early Amortization Event, such written notice shall not be required, such Persons may conduct such audits as often as they wish and such audits will be at the Servicer’s expense). Such Persons shall use reasonable efforts to coordinate such audits. Any such audits shall be done without violation of Applicable Laws, including any banking secrecy laws applicable to the Bank, the Servicer and their respective information.

(e) The Servicer shall comply with its organizational documents and all Applicable Laws to which it is subject except to the extent that noncompliance therewith is not reasonably likely to have a Material Adverse Effect.

(f) If the Bank is not the Servicer, the Servicer shall maintain its computer systems, used in the servicing of Purchased Diversified Payment Rights, in such a manner so that such systems are compatible with the Bank’s computer system(s) and such systems shall be capable in all material respects of providing the Servicer with at least the same level of performance and information as the Bank’s computer system(s) is/are capable of providing on the Closing Date with respect to the Purchased Diversified Payment Rights.

(g) The Servicer shall, promptly upon becoming aware of any defaulted Purchased Diversified Payment Right (determined in accordance with the Servicer’s normal servicing practices), give written notice thereof to the SPC, each Enhancer and the Indenture Trustee (provided that no notice need be given for any defaulted Purchased Diversified Payment Right with a face value of US$100,000 or less) and use all commercially reasonable efforts to obtain payment of such defaulted Purchased Diversified Payment Right.

(h) If the Bank is not the Servicer, the Servicer shall preserve and maintain its existence as an organization in good standing in the jurisdiction of its organization and, if not a U.S. and/or Jamaican organization, also in the U.S. and/or Jamaica (as necessary).

(i) The Servicer shall make all necessary entries to its computer systems to reflect that the Purchased Diversified Payment Rights are owned by the SPC and have been pledged by the SPC to the Indenture Trustee.

(j) The Servicer shall advise the SPC, the Indenture Trustee, each Trustee and each Enhancer (if any) promptly, and in reasonable detail, of (i) any Lien (other than pursuant to the Transaction Documents) asserted or claim made against any Purchased Diversified Payment Right of which it obtains knowledge, (ii) the occurrence of any breach of which the Servicer has knowledge by the Servicer, the Bank or the SPC of any of their respective representations, warranties and covenants contained in any Transaction Document, (iii) the occurrence of any Early Amortization Event, Default or Servicer Default (or any event that would be an Early Amortization Event, Default or Servicer Default with the expiration of any applicable grace period, the delivery of notice or both) of which the Servicer has knowledge and (iv) the occurrence of any other event of which the Servicer has knowledge that could reasonably be expected to have a Material Adverse Effect.

(k) To the extent permitted by Applicable Law, the Servicer (and, if it is not the Servicer, the Bank) shall, from time to time, at the Bank’s expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in the Servicer’s reasonable judgment or that the SPC or the Indenture Trustee may reasonably request, in order to effect more fully the purposes of the Origination Agreement and the other Transaction Documents and the Sale of the Purchased Diversified Payment Rights thereunder, to protect or evidence more fully the SPC’s right, title and interest in the Purchased Diversified Payment Rights or to enable the SPC, the Indenture Trustee and/or any other Person to exercise or enforce any of their rights in respect thereof. Without limiting the generality of the foregoing, the Bank shall, upon the reasonable request of the SPC or the Indenture Trustee: (i) execute and file such instruments, documents or notices as may be necessary or, in the opinion of such Person, advisable to accomplish the foregoing, and (ii) indicate on its books and records in the manner requested that the Purchased Diversified Payment Rights have been purchased by the SPC and pledged to the Indenture Trustee and provide to the SPC and/or the Indenture Trustee, upon request, copies of any such records.

(l) The Servicer shall (i) not purport to sell any of the Purchased Diversified Payment Rights or Related Assets or any interest therein to any Person, or create, incur, assume or suffer to exist any Lien on any of the Collateral or any interest therein, (ii) defend the SPC’s ownership interests in, and the Indenture Trustee’s rights to, the Collateral against, and take such other actions as are necessary to remove, any Lien on (or claim or right in, to or under) the Collateral, and (iii) defend the right, title and interest of the SPC and the Indenture Trustee in, to and under the Collateral against the claims and demands of all Persons whomsoever, in each case other than Liens created pursuant to the Transaction Documents and Liens for taxes, assessments and other governmental charges payable by the SPC and not yet due.

(m) In addition to the Servicing Reports to be delivered to the Rating Agencies and any Enhancer pursuant to Section 3.2, the Servicer shall furnish to each Rating Agency, Controlling Party and Enhancer (at no cost to the Rating Agencies, Controlling Parties or Enhancers) such other information with respect to the Purchased Diversified Payment Rights as such Rating Agency, Controlling Party or Enhancer shall reasonably request and that the Servicer can (in accordance with Applicable Law) reasonably provide; it being understood, that with respect to any such Controlling Party that is not also an Enhancer, such information will be delivered to the Indenture Trustee and distributed by the Indenture Trustee to the Noteholders and Note Owners pursuant to Section 10.7 of the Indenture.

(n) The Servicer shall hold in trust any Collections that it receives (for any reason whatsoever) in respect of the Purchased Diversified Payment Rights on or after the Closing Date and shall either (i) if the Servicer is not the Bank, deposit such Collections into the Collateral Account promptly (but in any event within five Business Days of the Servicer’s receipt thereof), or (ii) if the Bank is the Servicer, comply with Section 2.1(e) of the Origination Agreement.

(o) The Servicer shall, on or prior to the first New York Business Day of each Quarterly Period, provide to the Indenture Trustee the information (by the delivery of a Required Amount Calculation Report relating to such Quarterly Period or otherwise) required under Sections 3.2 and 4.2 of the Indenture (including the aggregate Required Amount) and any similar provisions in any Indenture Supplement in order for the Indenture Trustee to make the allocations required to be made in such provisions.

ARTICLE III

ADMINISTRATION AND OTHER OBLIGATIONS

SECTION 3.1 Servicing. (a) The parties hereto hereby agree that the Servicer shall act as (i) an independent contractor of the SPC and the Indenture Trustee (including for the benefit of the Investors, Enhancers (if any) and other Secured Parties) to administer the collection and servicing of all of the Purchased Diversified Payment Rights, and (ii) the collateral agent and bailee for the Indenture Trustee (for the benefit of the Investors, Enhancers (if any) and other Secured Parties) for the purposes of taking, perfecting and enforcing security interests in the Collateral, and the Servicer hereby agrees to administer the collection and servicing thereof (and the taking, perfecting and enforcing of security interests in the Collateral) for the benefit of such Persons. Except as otherwise provided herein, the Servicer shall have full power and authority to do any and all things in connection with such administration and servicing as it deems reasonably necessary or desirable, including appointing subservicers to perform one or more of its servicing obligations hereunder as provided in subsection (e). Without in any respect limiting the foregoing, the Servicer shall, in accordance with this Agreement but subject to all Applicable Laws (including, to the extent applicable, to ensure compliance with the Prohibited Nations Acts), manage and administer each of the Purchased Diversified Payment Rights, exercise all discretionary powers involved in such management, collection and administration and, except as otherwise provided in subsection (b), bear all costs and expenses incurred in connection therewith that may be necessary or advisable and permitted for carrying out the transactions contemplated by the Transaction Documents. In the management, collection and administration of the Purchased Diversified Payment Rights, the Servicer shall exercise at least the higher of (i) the same care that a reasonable Person would exercise in handling similar matters for its own account and (ii) the same care that the Servicer exercises in handling similar matters for its own account, and in either event the Servicer shall create and administer policies and practices consistent therewith. The Servicer shall comply at all times, in all material respects, with good business policies, practices, procedures and internal controls in effect at such time with respect to servicing and collecting the Purchased Diversified Payment Rights. Subject to Article IV of the Indenture, the SPC shall pay the Servicer (unless the Servicer is the Bank, the SPC or an Affiliate of either thereof) a fee (the “Servicing Fee”) on each Payment Date of 0.50% per annum of the total face amount of the Purchased Diversified Payment Rights generated during the preceding Quarterly Period as compensation for its performance as Servicer.

(b) The Bank (whether or not it is the Servicer) shall pay, out of its own funds, any wiring or similar administrative charges that are imposed in connection with the collection of any Collections and the remitting of such Collections (or related notices and/or Payment Orders) to/from any Person (including any payments to Investors and Enhancers (if any) and sending information to the Bank in order to make arrangements for payment to the applicable DPR Payees). If, instead of being paid for directly by the Bank, any such charges are deducted from the amount of the Collections, then the Bank (whether or not the Servicer) shall promptly indemnify the SPC for such charges by depositing an equivalent amount into a Concentration Account or the Collateral Account; it being understood that the Bank may retain for its own account any amounts received from a DPR Payor, DPR Payee or any other Person as reimbursement for such charges (including any commissions received in connection therewith that are excluded from the definition of Purchased Diversified Payment Rights pursuant to the proviso in the definition thereof).

(c) The Servicer hereby agrees to cause to be established (and maintained in accordance with the terms hereof and of the other Transaction Documents) each Concentration Account, each other Trust Account and each other account required to be maintained by the Servicer and/or the SPC pursuant to the Indenture, including any Indenture Supplement and the other Transaction Documents and shall take all steps necessary (if any) on its part to perfect the security interest of the Indenture Trustee in such Trust Accounts.

(d) After its receipt thereof, the Servicer shall use commercially reasonable efforts immediately to segregate the Collections from any other payments or similar items received by it, including (i) any payments for which the identified payee is not located in Jamaica and (ii) any commissions that are excluded from the definition of Purchased Diversified Payment Rights pursuant to the proviso in the definition thereof.

(e) The obligation of the Servicer to service the Purchased Diversified Payment Rights is personal to the Servicer, and the parties recognize that another Person may not be qualified to perform such obligations. Accordingly, the Servicer’s obligation to service the Purchased Diversified Payment Rights hereunder, to the extent permitted by Applicable Law, shall be specifically enforceable and shall be absolute and unconditional in all circumstances, including during the existence of any Early Amortization Event (including any Servicer Default) or Default; provided that a replacement Servicer may be appointed pursuant to Article IV. The provisions of this subsection shall not preclude the Servicer from subcontracting any or all of its responsibilities hereunder so long as it shall retain supervisory control of any such subcontractor and shall comply with the requirements of Section 5.2 before entering into any such subcontracting arrangement. The Servicer shall ensure, as a condition precedent to entering into any such subcontracting arrangement, that each such subcontractor shall agree to service the Purchased Diversified Payment Rights in accordance with all Applicable Laws (including, to the extent applicable, the Prohibited Nations Acts) and this Agreement and the other Transaction Documents and has the ability to do so. Anything herein to the contrary notwithstanding, the Servicer shall be fully responsible for any and all acts or failures to act of any such subcontractor to the same extent as if the Servicer were performing or directly responsible for such subcontractor’s duties and responsibilities.

(f) The Servicer shall not resign from its obligations hereunder except upon its reasonable determination that (i) the performance of such obligations is no longer permissible under Applicable Law and (ii) there is no reasonable action that it could take to make such performance permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) by an Opinion of Counsel to the Servicer to such effect and as to clause (ii) by an Officers’ Certificate of the Servicer, in each case addressed to the SPC, the Indenture Trustee, each Enhancer (if any) and each Rating Agency. No such resignation shall become effective until a successor servicer shall have assumed in writing the responsibilities and obligations of the Servicer in accordance with Section 4.3.

(g) Each of the SPC and the Indenture Trustee hereby grants to the Servicer a revocable power-of-attorney, which power is coupled with an interest, with full power of substitution, to take in the name of the SPC and/or the Indenture Trustee or in its own name all steps necessary or advisable to endorse, negotiate, deliver or otherwise realize upon the Purchased Diversified Payment Rights or any writing or other report of any kind held or owned by the SPC or transmitted to or received by the Servicer as payment on account or otherwise in respect of any Purchased Diversified Payment Right.

(h) Except when any Servicer Default exists, the SPC hereby authorizes the Servicer (on behalf of the SPC) to instruct the Indenture Trustee and each Trustee with respect to the investment of funds held in the Trust Accounts.

(i) The Servicer’s obligations under this Agreement shall terminate on the Sale Termination Date; provided that if the Bank is no longer the Servicer, then the Servicer shall on the Sale Termination Date: (i) transfer all records and documents relating to the Diversified Payment Rights to the Bank (it being understood that the Servicer may retain a copy of all such records and documents) and (ii) execute and deliver all documents and instruments related thereto as may be reasonably requested by the Bank.

SECTION 3.2 Delivery of Servicing Reports. (a) On or before the 15th calendar day of each calendar month, commencing in April 2006, the Servicer shall deliver (or cause to be delivered) to the Bank (if no longer the Servicer), the SPC, the Indenture Trustee (for delivery to each Noteholder), each Enhancer (if any) and each Rating Agency a report substantially in the form of Exhibit A (the “Monthly Report”) (with appropriate additions in respect of any Additional Series and including any additional information specified in any Indenture Supplement), together with a certificate substantially in the form of Exhibit C (the “Servicer’s Certificate”). Each Monthly Report shall identify the following information with respect to the preceding calendar month:

(i) the amount of Collections corresponding to each Designated Depositary Bank received during such month;

(ii) the aggregate amount allocated during such month pursuant to Section 4.2 of the Indenture;

(iii) the Debt Service Ratio(s) for each Series for such month (including the component amounts of each related item) and whether such ratio(s) is/are below the applicable Trigger Level(s) for such Series; and

(iv) such other information as may be specified pursuant to an Indenture Supplement or as the SPC, the Indenture Trustee, any Controlling Party or any Rating Agency (at no cost to the Rating Agencies or the Enhancers) may reasonably request and that the Servicer may reasonably provide in accordance with Applicable Law.

(b) On or before the 15th calendar day of each calendar month following the end of any Quarterly Period, the Servicer shall deliver (or cause to be delivered) to the Bank (if no longer the Servicer), the SPC, the Indenture Trustee (for delivery to each Noteholder), each Enhancer (if any) and each Rating Agency a quarterly report substantially in the form of Exhibit B (the “Quarterly Report”) (with appropriate additions in respect of any Additional Series and including any additional information specified in any Indenture Supplement), together with a Servicer’s Certificate substantially in the form of Exhibit C. Each Quarterly Report shall identify the following information with respect to the Quarterly Period immediately preceding the Quarterly Period during which such Quarterly Report is delivered:

(i) the amount of Collections corresponding to each Designated Depositary Bank received during the related Quarterly Period;

(ii) the amount to be paid on such Payment Date with respect to interest, principal, Additional Amounts and other payments, respectively, with respect to each Series;

(iii) the Series Balance of each Series after giving effect to all distributions to be made on such Payment Date;

(iv) the Interest Rate corresponding to each Series in effect for the Interest Period in which such Payment Date falls;

(v) the Maximum Quarterly Debt Service calculated as of the close of the related Quarterly Period (both with and without including any Subordinated Notes that may be outstanding);

(vi) the Debt Service Ratio(s) for each Series for the related Quarterly Period and whether any such ratio(s) is below the applicable Trigger Level(s) for such Series; and

(vii) such other information as may be specified pursuant to an Indenture Supplement or as the SPC, the Indenture Trustee, any Controlling Party or any Rating Agency (at no cost to the Rating Agencies or the Enhancers) may reasonably request and that the Servicer may reasonably provide in accordance with Applicable Law.

ARTICLE IV

SERVICER DEFAULTS

SECTION 4.1 Servicer Defaults. The existence of any of the following events shall constitute a “Servicer Default” under this Agreement:

(a) the Servicer shall fail to deliver any report or certificate (including a Servicing Report) required to be delivered by it under this Agreement within five New York Business Days of the due date thereof;

(b) any representation, warranty or certification made by the Servicer in this Agreement or in any document delivered pursuant hereto shall prove to have been untrue or incorrect in any respect as of the time it was made (or deemed made) and such untruth or incorrect statement (or the actual circumstances that caused such statement to be untrue or incorrect), alone or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Collateral (including the volume and/or collectibility of the Purchased Diversified Payment Rights), the ability of the Servicer to perform its obligations under the Transaction Documents to which it is a party, the validity or enforceability against it of any of the Transaction Documents to which it is a party or otherwise on the rights of any Enhancer;

(c) except for payment, monetary transfer or deposit obligations, the Servicer shall fail to perform or observe any agreement or covenant contained in this Agreement, which failure: (i) is reasonably likely to have a Material Adverse Effect and (ii) shall continue for at least 30 days following the earlier of: (A) an Authorized Officer of the Servicer obtaining Actual Knowledge of such failure and (B) the delivery to the Servicer of written notice of such failure by the SPC, the Indenture Trustee, any Enhancer or any Investor;

(d) the Servicer shall have failed to make any payment, monetary transfer or deposit required to be made by it under this Agreement and such failure shall have continued unremedied for at least one New York Business Day after the date such payment, monetary transfer or deposit is due; or

(e) (i) the Servicer (either individually or as the Servicer) shall commence a voluntary case, proceeding or other action: (A) under any Applicable Law of any jurisdiction, domestic or foreign, relating to bankruptcy, intervention, insolvency, reorganization, suspension of payments or relief of debtors seeking to have an order for relief entered with respect to it or seeking to adjudicate it bankrupt or insolvent or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, liquidator, custodian, conservator or other similar official of it or for any substantial part of its property, (ii) an involuntary case, proceeding or other action of a nature referred to in subclause (i) shall be commenced against the Servicer (either individually or as the Servicer) that: (A) shall result in the entry of an order for relief or any such adjudication or appointment or (B) shall remain undismissed, undischarged, unstayed or unbonded for a period of at least 60 days, (iii) an involuntary case, proceeding or other action shall be commenced against the Servicer (either individually or as the Servicer) that seeks issuance of a warrant of attachment, execution, distraint or similar process against any substantial part of its assets that shall result in the entry of an order for any such relief and shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof, (iv) the Servicer (either individually or as the Servicer) shall become subject to intervention proceedings under any applicable bank regulatory or insolvency laws or rules of Jamaica or the United States (including any political subdivision thereof), (v) the Servicer shall admit in writing its inability to pay its debts as they become due or (vi) the Servicer shall make a general assignment for the benefit of its creditors.

SECTION 4.2 Remedies. During the existence of a Servicer Default (or, if the Servicer is not the Bank, at any time, with or without cause), the SPC or the Indenture Trustee may (with the consent of the Majority Controlling Parties) and shall (at the direction of the Majority Controlling Parties), by notice given in writing to the Servicer (with a copy to each Noteholder, each Enhancer (if any) and each Rating Agency), terminate any or all of the rights and obligations of the Servicer, as Servicer, under this Agreement (a “Servicer Termination”), such termination to become effective upon the appointment of a successor Servicer and its acceptance of that appointment as provided in Section 4.3. Notwithstanding any such termination, the Servicer shall remain responsible for any acts or omissions to act by it as Servicer prior to the effectiveness of such termination.

SECTION 4.3 Replacement Servicer. (a) In the event of a Servicer Termination, the Indenture Trustee hereby agrees to use commercially reasonable efforts to appoint (with the approval of the Controlling Parties of all Series of Senior Notes or, if no such Series exist, all Series of Subordinated Notes) another bank located in Jamaica, as the Indenture Trustee shall select (after consultation with the Bank as to the identity of such Person), to act as the Servicer hereunder pursuant to an assumption agreement in form and substance reasonably satisfactory to the SPC, the Indenture Trustee and each Controlling Party. Upon such assumption, all authority and power of the then Servicer under this Agreement shall pass to and be vested in such replacement Servicer; and, without limitation, each of the SPC and the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the previous Servicer, as attorney-in-fact or otherwise, all documents and other instruments related to the Purchased Diversified Payment Rights upon the failure of the previous Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. No provision contained in this Agreement shall require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement.

(b) The Servicer agrees to cooperate with the SPC and any replacement Servicer in effecting the termination of its responsibilities and rights hereunder, including the transfer to such replacement Servicer of all of its authority to service the Diversified Payment Rights provided for in this Agreement. Upon and after a Servicer Termination, the terminated Servicer shall promptly transfer to the replacement Servicer all records, files and documents, in whatever form whatsoever, necessary for the continued servicing of the Diversified Payment Rights in the manner and at such times as the replacement Servicer shall reasonably request. Each replacement Servicer shall maintain all such information in accordance with Applicable Laws, including any applicable banking secrecy laws.

(c) At any time following its assumption of the duties of the Servicer hereunder (unless replaced as described above), a replacement Servicer shall be authorized to take any and all steps in the Bank’s, the SPC’s and the Indenture Trustee’s name as Servicer and on behalf of the Bank, the SPC and the Indenture Trustee that are necessary or reasonably desirable, in the judgment of such replacement Servicer, to collect on the Diversified Payment Rights.

SECTION 4.4 Rights and Duties of a Replacement Servicer. Subject to Section 4.3, upon its appointment, a replacement Servicer shall be the successor in all respects to the Servicer, but solely with respect to servicing functions under this Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, including Sections 3.1(e) and (f). The replacement Servicer, by acceptance of its appointment, shall take all reasonable steps to agree to be bound by the Transaction Documents applicable to the Servicer.

ARTICLE V

MISCELLANEOUS

SECTION 5.1 Payments; Currency Indemnity. (a) Except to the extent otherwise stated in this Agreement, each payment to be made hereunder by any party hereto shall be made on the required payment date in the applicable currency and in immediately available funds at the office of the payee set forth in Section 5.8 or to such other office or account as may be specified by the payee thereof in a notice to the payor thereof.

(b) Except to the extent otherwise stated in this Agreement, Dollars (or, with respect to any Series issued in a currency other than Dollars, each such other currency) (the “Applicable Currency”) are the sole currency of account and payment for all sums payable under or in connection with this Agreement, including damages. Any amount received or recovered in a currency other than the Applicable Currency (whether as a result of, or in the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Servicer or otherwise) (such other currency, the “Judgment Currency”) by any Person in respect of any sum expressed to be due to it shall only constitute a discharge by the payor thereof of its obligations to the extent of the amount of Applicable Currency that such payee is able to purchase with the amount so received or recovered in such Judgment Currency on the date of receipt or recovery (or, if it is not practicable to make such purchase on such date, on the first date on which it is practicable to do so). If the amount of Applicable Currency is less than the amount expressed to be due to such Person, then such payor shall indemnify it against any loss sustained by it as a result. In any event, such payor (other than the Indenture Trustee) shall indemnify such payee against the cost of making any such purchase. For the purposes of this Section, it will be sufficient for such payee to certify in a reasonable manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of the Applicable Currency been made with the amount so received in such Judgment Currency on the date of receipt or recovery (or, if a purchase of the

Applicable Currency on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from each party’s other obligations hereunder, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such payee and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due hereunder.

SECTION 5.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each party and their respective successors (whether by merger, consolidation or otherwise) and assigns. The Servicer agrees that it will not assign all or any portion of its rights hereunder or delegate any of its obligations hereunder without (a) the prior written consent of the SPC, the Indenture Trustee and each Controlling Party (and consultation with the Bank as to the identity of the proposed assignee or delegate) and (b) receipt by the Indenture Trustee from each Rating Agency of written confirmation that such assignment or delegation shall not result in such Rating Agency withdrawing or reducing its rating on any Series below the lower of such Series’ current rating and initial rating from such Rating Agency (in each case determined without giving consideration to any applicable Enhancement). The Servicer acknowledges that the SPC shall assign (and is only permitted to assign) all of its rights hereunder to the Indenture Trustee as collateral security for its obligations under the Indenture. The Servicer consents to such assignment and agrees that the Indenture Trustee shall be entitled to enforce the terms of this Agreement and the rights (including the right to grant or withhold any consent or waiver) of the SPC directly against the Servicer. The Servicer further agrees that, in respect of its obligations hereunder, it shall (subject to Applicable Law) act at the direction of and in accordance with all requests and instructions from the Indenture Trustee, and that in the event of a conflict between the directions of the Indenture Trustee and the SPC, it shall act in accordance with the directions of the Indenture Trustee.

SECTION 5.3 Third-Party Beneficiary. Notwithstanding anything in Section 5.2 to the contrary, the parties hereto hereby agree that each Investor and each Enhancer (if any) shall have the rights of a third-party beneficiary under this Agreement and may enforce the rights and remedies herein as if such Persons were parties hereto.

SECTION 5.4 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 5.5 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party (or its collateral assignees), any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by Applicable Law.

SECTION 5.6 Modification of Agreement. All modifications, consents, amendments or waivers of any provision of this Agreement shall be effective only if the same shall be approved in writing by the parties hereto (and acknowledged and agreed by the Indenture Trustee and, if it is not the Servicer, the Bank) and then shall be effective only in the specific instance and for the specific purpose for which given. Any amendment without such acknowledgment and agreement of the Indenture Trustee and the consent of each Controlling Party shall be null and void ab initio. A copy of any such amendment shall be delivered by the Servicer to each Rating Agency.

SECTION 5.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 5.8 Notices. All notices, instructions, directions, requests and demands to or upon the respective parties hereto to be effective shall be in English and shall be in writing (including by fax or electronic delivery), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered (including by courier) or, in the case of fax notice, when received, addressed as follows in the case of the Servicer, the SPC and the Indenture Trustee:

The Servicer:	National Commercial Bank Jamaica Limited
32 Trafalgar Road
Kingston 10, Jamaica Tel: 876-511-4315 Fax: 876-926-3856
Attention: Septimus Blake

The SPC:	Jamaica Diversified Payment Rights Company
c/o Maples Finance Limited
Queensgate House
1093GT
South Church Street
George Town
Grand Cayman
Cayman Islands
Attention: Guy Major
Telephone: 345-814-5818
Facsimile: 345-945-7100

The Indenture Trustee:	The Bank of New York, as Indenture Trustee
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Administration - Global Structured Finance Unit
Telephone: 212-815-5075
Facsimile: 212-815-5915

SECTION 5.9 Further Assurances. To the extent permitted by Applicable Law, the Servicer agrees to do such further acts and things and to execute and deliver to the SPC, the Indenture Trustee and each Enhancer such reasonable additional assignments, agreements, powers and instruments as are necessary or reasonably required by any such Person to carry into effect the purposes of this Agreement or to better assure and confirm unto the SPC, the Indenture Trustee and each Enhancer its rights, powers and remedies hereunder.

SECTION 5.10 Counterparts. This Agreement may be executed on any number of separate counterparts (including by fax), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A copy of this Agreement signed by all the parties shall be delivered to the Indenture Trustee.

SECTION 5.11 Entire Agreement. This Agreement, including the documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein.

SECTION 5.12 Waivers of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTIES HERETO ARE ENTERING INTO THIS AGREEMENT IN RELIANCE UPON SUCH WAIVER.

SECTION 5.13 Submission to Jurisdiction; Waivers. (a) Each of the parties hereto hereby irrevocably and unconditionally submits to the jurisdiction of: (i) the United States District Court for the Southern District of New York or of any New York State court (in either case sitting in Manhattan, New York City) and (ii) the courts of its own corporate domicile, in each case with all applicable courts of appeal therefrom, with respect to actions brought against it as a defendant for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby; provided that nothing herein shall be deemed to limit the ability of any party to this Agreement to bring suit against any other party to this Agreement in any other permissible jurisdiction. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and any objection based on place of residence or domicile.

(b) The SPC and the Servicer each irrevocably appoint CT Corporation System, with offices at the date hereof at 111 Eighth Avenue, New York, New York 10011, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in any United States District Court or New York State court (in either case sitting in Manhattan, New York City) (each, a “Designated Court”). Each of the SPC and the Servicer agrees that service of process in respect of it upon such agent, together with written notice of such service sent to it in the manner provided in Section 5.8, shall be deemed to be effective service of process upon it in any such action, suit or proceeding and the Servicer agrees, accepts and recognizes that it will not be able to claim or invoke under any enforcement proceeding, either in the United Sates or in Jamaica, that any default judgment was rendered against it merely by its non-appearance in a Designated Court. Each of the SPC and the Servicer agrees that the failure of such agent to give notice to it of any such service of process shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason either such agent shall cease to be available to act as such (including by reason of the failure of such agent to maintain an office in New York City), then each of the SPC and the Servicer, as the case may be, agrees to designate a new agent in New York City on the terms and for the purposes of this Section. Nothing herein shall in any way be deemed to limit the ability of the Servicer or the SPC to serve any such legal process in any other manner permitted by Applicable Law or to obtain jurisdiction over the other party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by Applicable Law.

(c) To the extent that the Servicer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by Applicable Law, such immunity in respect of its obligations under this Agreement.

(d) The Servicer irrevocably waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding commenced by the SPC or the Indenture Trustee relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Servicer relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by Applicable Law, the Servicer shall take all measures necessary for any such action or proceeding commenced by the SPC or the Indenture Trustee to proceed to judgment before the entry of judgment in any such action or proceeding commenced by the Servicer.

(e) To the extent that any party hereto may, in any suit, action or proceeding brought in Jamaica, the United States or in any other jurisdiction arising out of or in connection with this Agreement, be entitled to the benefit of any provisions of Applicable Law requiring any other Person in such suit, action or proceeding to post security for costs or to post a bond to take such action, each party hereto hereby irrevocably waives any such benefit to the fullest extent now or hereafter permitted under Applicable Law.

SECTION 5.14 No Petition Covenant. Notwithstanding any prior termination of this Agreement, each of the parties hereto covenants that it shall not, before the date that is one year and one day after all of the Series (including all interest and Enhancement amounts, if any, payable with respect thereto) shall have been paid in full, acquiesce, petition or otherwise invoke or cause the SPC to invoke the process of any court or other Governmental Authority for the purpose of commencing or sustaining a case against the SPC under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the SPC or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the SPC. Neither the Servicer nor any agent on its behalf may seek to enforce rights against the SPC with respect to any obligations of the SPC (a) by applying to wind up the SPC or (b) except through the Indenture Trustee, by appointing a receiver or administrator for the SPC or any of its assets.

SECTION 5.15 Limited Recourse. The Servicer hereby agrees that the SPC’s obligations hereunder shall be limited recourse obligations of the SPC, with recourse being limited to the Collateral and subject, in respect of priority and timing, to the allocation provisions of Section 4.2 of the Indenture. The SPC will have no material assets available for payments on such obligations other than the assets comprised in the Collateral. After the Collateral has been fully realized and exhausted, all sums due but still unpaid in respect of the SPC’s obligations hereunder shall be extinguished, and the Servicer shall not have the right to proceed against the SPC, any of its Affiliates or any of its officers, directors, shareholders or agents for the satisfaction of any monetary claim or for any deficiency judgment remaining after depletion of any property included in the Collateral.

SECTION 5.16 Headings and Table of Contents. Section headings and the table of contents in this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

SECTION 5.17 Use of English Language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement shall be in the English language or accompanied by a certified English translation thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Servicing Agreement to be duly executed by their duly authorized officers, all on the day and year first above written.

Executed by:

NATIONAL COMMERCIAL BANK JAMAICA LIMITED,
individually and as the Servicer

By:	/s/ Patrick Hylton
	Name:	Patrick Hylton
	Title:	Group Managing Director

In the presence of:

/s/ Stephen Hofmann, Esq.
Witness

Notarial Certificate

On the 22nd day of March, 2006, Patrick Hylton appeared before me and executed this Agreement on behalf of National Commercial Bank Jamaica Limited

/s/ Paul B. Hale
Notary Public

My commission expires: March 21, 2009

[Signature Page No. 1 to Servicing Agreement]

Executed as Deed by:

JAMAICA DIVERSIFIED PAYMENT RIGHTS COMPANY

By:	/s/ Guy Major
	Name:	Guy Major
	Title:	Director

In the presence of:

/s/ LeeAnn Christian

THIS IS TO CERTIFY that the foregoing signature of Guy Major for and on behalf of Jamaica Diversified Payment Rights Company is the true signature of Guy Major and that I am well acquainted with his handwriting.

IN WITNESS WHEREOF have hereunto set my hand and affixed my Notarial Seal this 20th day of March, 2006.

/s/ Wendy Ebanks
Name: Wendy Ebanks
Notary Public in and for the Cayman Islands

[Signature Page No. 2 to Servicing Agreement]

THE BANK OF NEW YORK,
not in its individual capacity but solely as Indenture Trustee

By:	/s/ James J. Fevola
	Name:	James J. Fevola
	Title:	Vice President

Notarial Certificate

State of New York	)
) ss:
County of New York	)

On the 22nd day of March, 2006, James Fevola appeared before me and executed this Agreement on behalf of The Bank of New York, as Indenture Trustee.

[seal]	/s/ Christine S. Conway
Notary Public

My commission expires: March 30, 2006

[Signature Page No. 3 to Servicing Agreement]

EXHIBIT A

FORM OF MONTHLY REPORT

MONTHLY PERIOD:	—

REPORTING DATE:	, 20

NEXT PAYMENT DATE:	, 20

A)	AMOUNT OF COLLECTIONS FOR MONTHLY REPORTING PERIOD

1)	BY DEPOSITARY BANK	AMOUNT	% of TOTAL
	Barclays	$		%
	The Bank of New York	$		%
	Citibank	$		%
	HSBC	$		%
	Wachovia	$		%

Total DDB Collections		$		%
Total Non-DDB Collections		$		%
Total Collections		$

2)	BY TYPE	AMOUNT	% of TOTAL
	MT Payments	$		%
	Remittance Payments	$		%
	Total Collections	$

3)	BY CURRENCY	AMOUNT	% of TOTAL
	US$ Collections	$		%
	Non-US$ flows (converted)*	$		%
	Total Flows*	$

*	For purposes of these calculations, non-US$ flows are assumed to be Collections.

A-1

B)	ALLOCATIONS PURSUANT TO INDENTURE

Indenture Trustee and Trustee Fees	$
Servicing Fees to Third-Party Servicer	$
Interest-equivalent amounts for Senior Notes	$
Quarterly amortization amounts for Senior Notes	$
Early Amortization Period pre-payments for Senior Notes	$
Other payments relating to Senior Notes (other than Additional Amounts)	$
Additional Amounts on Senior Notes	$
Payments to Bank under Originator Note (excess from the Collateral Account)	$

C)	MONTHLY DEBT SERVICE COVERAGE RATIO: :1x

D)	EARLY AMORTIZATION EVENTS/DEFAULTS

1)	Has an Early Amortization Event occurred with respect to any Series during the previous month (or any other month that was not reported)?

Yes              No         . If yes, explain.

2)	Has a Default occurred with respect to any Series during the previous month (or any other month that was not reported)?

Yes              No         . If yes, explain.

3)	Is the Coverage Reserve Account currently being funded? If yes, explain.

E)	CURRENT RATINGS

Moody’s:
Fitch:

A-2

EXHIBIT B

FORM OF QUARTERLY REPORT

QUARTERLY PERIOD:	—

REPORTING DATE:	, 20

NEXT PAYMENT DATE:	, 20

LIBOR:

A)	AMOUNT OF COLLECTIONS FOR QUARTERLY REPORTING PERIOD

1)	BY DEPOSITARY BANK	AMOUNT	% of TOTAL
	Barclays	$		%
	The Bank of New York	$		%
	Citibank	$		%
	HSBC	$		%
	Wachovia	$		%

Total DDB Collections		$		%
Total Non-DDB Collections		$		%
Total Collections		$

2)	BY TYPE	AMOUNT	% of TOTAL
	MT Payments	$		%
	Remittance Payments	$		%
	Total Collections	$

3)	BY CURRENCY	AMOUNT	% of TOTAL
	US$ Collections	$		%
	Non-US$ flows (converted)*	$		%
	Total Flows*	$

*	For purposes of these calculations, non-US$ flows are assumed to be Collections.

B)	AMOUNTS TO BE PAID ON EACH SERIES ON THE NEXT PAYMENT DATE

Interest	$
Reserve LC Maintenance fees	$
Quarterly Amortization Amounts for Senior Notes	$
Enhancer Amounts (Premium)	$
Reserve Account Payments	$
Early Amortization Period pre-payments	$
Other Payments	$
Additional Amounts	$
Payments to Bank Under Originator Note	$

C)	DEBT SERVICE COVERAGE RATIOS

Monthly Debt Service Coverage Ratio:	:1x
Quarterly Debt Service Coverage Ratio:	:1x

D)	SERIES BALANCE AND INTEREST RATE FOR EACH SERIES

1)	Most Recent Payment Date: , 20

2)	Series Balance after giving effect to distributions on such Payment Date: Series 2006-1 $

3)	Interest Rate in effect for the Interest Period ending on such Payment Date: Series 2006-1%

E)	DDB COLLECTIONS GENERATED DURING PRIOR TWO QUARTERLY PERIODS

Quarterly Period	DDB Collections	Quarterly Debt Service Ratio	Comparable DDB Collections Prior Year	% of Prior Year DDB Collections
, 20 – , 20	$	:1x	$		%
, 20 – , 20	$	:1x	$		%

F)	NON-US$ COLLECTIONS DURING PRIOR TWO QUARTERLY PERIODS

Quarterly Period	Total Flows (All Currencies)	Non US$ Flows Converted	Quarterly Debt Service Ratio	Non-US$ Flows As % Of All Currency Flows
, 20 – , 20	$	$	:1x		%
, 20 – , 20	$	$	:1x		%

G)	EARLY AMORTIZATION EVENTS/DEFAULTS

1)	Has an Early Amortization Event occurred with respect to any Series during previous month (or any other month that was not reported)?

Yes              No         . If yes, explain.

2)	Has a Default occurred with respect to any Series during previous month (or any other month that was not reported)?

Yes              No         . If yes, explain.

3)	Is the Coverage Reserve Account currently being funded? If yes, explain.

H)	CURRENT RATINGS

Moody’s:
Fitch:

EXHIBIT C

FORM OF SERVICER’S CERTIFICATE

[Letterhead of the Servicer]

Each of                      and                      hereby certifies that he/she is an Authorized Officer of National Commercial Bank Jamaica Limited (the “Servicer”), holding the office set forth beneath his/her signature and that he/she is duly authorized to execute this Servicer’s Certificate on behalf of the Servicer and further certifies that (based upon a review of the activities of the Servicer made under his/her supervision): (a) the information set forth in the Servicing Report attached hereto as Annex A is true and correct in all material respects as of the date thereof and (b) the Servicer has, to the best of his/her knowledge, fully performed its obligations under the Servicing Agreement [or, if it has not, specify the relevant facts and what actions have been and will be taken with respect thereto].

NATIONAL COMMERCIAL BANK JAMAICA LIMITED, as Servicer

By:
Name:
Title:

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF REQUIRED AMOUNT CALCULATION REPORT

REQUIRED AMOUNT CALCULATION REPORT

For the period of                  (the “Reporting Quarterly Period”)

Allocations to be made pursuant to Section 4.2 of

the Indenture during the Quarterly Period commencing on                      1, 20

(a)	Indenture Trustee and Trustee Fees	$

(b)	Servicing Fees to third-party Servicer

(c)	Enhancement premium and fees; Reserve LC fees; Reserve LC reimbursements; Enhancement reimbursements; Hedge Provider payments; and Quarterly Interest (Senior Series only)

(d)	Quarterly Amortization Amounts and reimbursement of Reserve LCs, Reserve Accounts and Enhancement for previously funded Quarterly Amortization Amounts (Senior Series only)

(e)	Originator Note payments; principal pre-payments on Notes and reimbursement of Reserve LCs, Reserve Accounts and Enhancement for previously funded principal on Notes (Senior Series only; Early Amortization Period only)

(f)	Other payments relating to Notes (other than Additional Amounts) (Senior Series only)

(g)	Additional Amounts (Senior Series only)

(h)	Enhancement premium and fees; Reserve LC fees; Reserve LC reimbursements; Enhancement reimbursements; Hedge Provider payments; and Quarterly Interest (Subordinated Series only)

(i)	Quarterly Amortization Amounts and reimbursement of Reserve LCs, Reserve Accounts and Enhancement for previously funded Quarterly Amortization Amounts (Subordinated Series only)

(j)	Originator Note payments; principal pre-payments on Notes and reimbursement of Reserve LCs, Reserve Accounts and Enhancement for previously funded principal on Notes (Subordinated Series only; Early Amortization Period only)

(k)	Other payments relating to Notes (other than Additional Amounts) (Subordinated Series only)

(l)	Additional Amounts (Subordinated Series only)

(m)	SPC administrative costs

(n)	Originator Note payments

Retained Amount (if applicable)